Compass Pathways Announces First Quarter 2024 Financial Results and Business Highlights

•COMP360 phase 3 pivotal program in treatment-resistant depression (TRD) on track for top-line COMP005 trial data in fourth quarter 2024, COMP006 trial top-line data expected mid-2025
•Compass announces positive phase 2 COMP360 data in post-traumatic stress disorder (PTSD)
•Michael Gold to join Compass as Head of R&D
•Compass enters into additional commercial collaborations, including with Reliant Medical Group, part of Optum Care
•Cash position of $262.9 million at March 31, 2024
•Conference call May 8 at 8:00 am ET (1:00 pm UK)

London, UK – May 8, 2024

Compass Pathways plc (Nasdaq: CMPS) (“Compass”), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the first quarter 2024 and provided an update on recent business progress.

Kabir Nath, Chief Executive Officer, said, “We were pleased to see the positive results from the phase 2 PTSD study, a condition with significant unmet need and limited therapeutic options for the people who live with it. PTSD is a logical extension for COMP360 psilocybin treatment as there is significant overlap in patients living with treatment-resistant depression and PTSD. These strong data enable us to explore the optimal path forward to advance clinical development in PTSD alongside our phase 3 pivotal program in TRD, which is on track for initial data this year. We also continue to prepare for commercialization of COMP360 in TRD if approved by the FDA and have established collaborations with important mental health providers in the US to investigate models for the delivery of COMP360 psilocybin treatment at scale in diverse care settings.”

Business highlights
COMP360 psilocybin treatment in treatment-resistant depression (TRD):
•Phase 3 program ongoing, composed of two pivotal trials with an integrated, long-term outcomes component
◦Pivotal trial 1 (COMP005): single dose monotherapy, n=255, top-line data expected Q4 2024
◦Pivotal trial 2 (COMP006): fixed repeat dose monotherapy, n=568, top-line data expected mid-2025

◦Long-term follow up in each trial will generate data on duration of response and potential effect of retreatment
◦Additional research collaborations with Reliant Medical Group (a part of Optum Care), Mindful Health Solutions, and Journey Clinical launched to explore and develop multiple commercial delivery templates for COMP360 psilocybin treatment, if approved
COMP360 psilocybin treatment in post-traumatic stress disorder (PTSD):
•22 patient, multi-center open label study, single administration of 25mg COMP360 with psychological support
•COMP360 was well tolerated with no treatment emergent serious adverse events reported
•Early and durable change from baseline in CAPS-5 observed at week 4 (29.9 points) and week 12 (29.5 points)
•Improvement over time in Sheehan Disability Scale (SDS) measure of functional impairment over 12 weeks from a mean total score of 22.7 at baseline to a 11.7 point reduction at week 4 and a 14.4 point reduction at week 12.
•High and sustained rates of response and remission relative to baseline, with early onset of symptom improvement, accompanied by increasing functional improvement at 4 and 12 weeks
•Based on results, Compass is exploring the optimal path forward for PTSD

Management update
•Michael Gold, MD, will join Compass as Chief Research and Development Officer, effective May 20, 2024. Previously Chief Medical Officer at Neumora Therapeutics, Gold brings more than 25 years of experience across all aspects of drug development in neuroscience, with extensive therapeutic experience in neurological disorders and psychiatric disorders, including depression. Gold will work with Guy Goodwin, Compass's Chief Medical Officer, to continue developing COMP360 in TRD and other indications, and to explore and advance other potential pipeline opportunities.
•Trevor Mill, Chief Development Officer, will leave Compass to pursue other opportunities. Trevor led the development of the COMP360 program in TRD, launched programs in PTSD and anorexia nervosa, and was instrumental in guiding the exploration of additional early pipeline opportunities.

Financial highlights
•Net loss for the three months ended March 31, 2024, was $35.2 million, or $0.55 loss per share (including non-cash share-based compensation expense of $5.1 million), compared with $24.2 million, or $0.57 loss per share, during the same period in 2023 (including non-cash-share-based compensation expense of $4.1 million).

•Research and development expenses were $24.9 million for the three months ended March 31, 2024, compared with $19.0 million during the same period in 2023. The increase was primarily attributable to development expenses, associated with advancing our COMP360 phase 3 clinical trials, and increased personnel expenses due to increased R&D headcount.
•General and administrative expenses were $13.7 million for the three months ended March 31, 2024, compared with $12.8 million during the same period in 2023. The increase was primarily attributable to increases in non-cash share-based compensation, and legal and professional fees.
•Cash and cash equivalents were $262.9 million as of March 31, 2024, compared with $220.2 million as of December 31, 2023.
•Long term debt was $29.1 million as of March 31, 2024, compared with $28.8 million as of December 31, 2023.
•Additional $63.5 million net cash raised in first quarter 2024 through ATM facility and proceeds from exercise of warrants.

Financial Guidance
Second quarter 2024 net cash used in operating activities is expected to be in the range of $32 million to $38 million. The full-year 2024 net cash used in operating activities is expected to be in the range of $110 million to $130 million and assumes the 2023 R&D tax credit is received in 4Q 2024. The cash position at March 31, 2024, is expected to be sufficient to fund operating expenses and capital expenditure requirements into 2026.

Conference call
The Compass Pathways management team will host a conference call at 8:00am ET (1:00pm UK) on May 8, 2024.
Please register in advance here to access the call and obtain a local or toll-free phone number and personal pin.

A live webcast of the call will be available on Compass Pathway’s website at: First Quarter 2024 Financial Results. The webcast will also be available on the Investors section of the Compass Pathways website. The webcast will be archived for 30 days. The call will also be webcast on the Compass Pathways website and archived for 30 days. For more information, please visit the Compass Pathways website (ir.compasspathways.com).

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. Our focus is on improving the lives of those who are suffering with mental health challenges and who are not helped by current treatments. We are pioneering the development of a new model of psilocybin treatment, in which our proprietary formulation of synthetic psilocybin, COMP360, is administered in conjunction with psychological support. COMP360 has been designated a Breakthrough Therapy by the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD). We have commenced a phase 3 clinical program of COMP 360 psilocybin treatment in TRD, the largest randomised, controlled, double-blind psilocybin treatment clinical program ever conducted. Previously, we completed a phase 2b study with top line data showing a statistically significant (p<0.001) and clinically relevant improvement in depressive symptom severity after three weeks for patients who received a single high dose of COMP360 psilocybin with psychological support. We are also conducting a phase 2 clinical study of COMP360 psilocybin treatment for anorexia nervosa. Compass is headquartered in London, UK, with offices in New York and San Francisco in the United States. Our vision is a world of mental wellbeing. www.compasspathways.com

Availability of other information about Compass Pathways
Investors and others should note that we communicate with our investors and the public using our website (www.compasspathways.com), our investor relations website (ir.compasspathways.com), and on social media (LinkedIn), including but not limited to investor presentations and investor fact sheets, US Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, Compass’s financial guidance, Compass’s business strategy and goals, its expectations and projections about the company’s future cash needs and financial results, the anticipated proceeds to be received from the pending exercise of warrants issued in the private placement and future exercises, if any, of remaining warrants issued in the private placement, Compass’s plans and expectations regarding its phase 3 trials in TRD, including its expectations that the phase 3 pivotal program is on track and the time periods during which the results of the two Phase 3 trials will become available, Compass’s expectations regarding the full results for this phase 2 trial in PTSD; the potential for the pivotal phase 3 program in TRD, future trials in PTSD, or other trials to support regulatory filings and approvals, the safety or efficacy of its investigational COMP360 psilocybin treatment, including for treatment of TRD, PTSD, and anorexia nervosa, Compass’s expectations regarding its ongoing preclinical work and clinical trials, development efforts and innovation labs and Compass’s plans, expectations and ability to achieve its goals related to the research collaboration agreements. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

These risks, uncertainties, and other factors include, among others: we will require substantial additional funding to achieve our business goals, including to repay the term loan facility, and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts; the availability of future tranches under the term loan facility is dependent, in part, on the approval of the lender, achievement of certain milestones and other factors; clinical development is lengthy and outcomes are uncertain, and therefore our phase 3 clinical trials in TRD and our other clinical trials may be delayed or terminated; Compass’s expectations based on the top-line data from this phase 2 trial may change as full efficacy results and more patient data becomes available; full results from this phase 2 study in post-traumatic stress disorder or results from future studies may not be consistent with the top-line results to date; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for COMP360 or any of future product candidates may be unsuccessful; our development efforts and our business strategy to set up research facilities and innovation labs involves significant costs and resources and may be unsuccessful; the risk that our research collaborations will not continue or will not be successful, including the risk that Greenbrook TMS’s willingness or ability to complete its obligations under the research collaboration may be adversely affected by business combinations, restructurings or other corporate transactions, worsening of its financial position or significant changes in Greenbrook TMS’s strategy and our efforts to obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”) , which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries
Media: Amy Lawrence, amy@compasspathways.com, +44 7813 777 919
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	March 31	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$262,888	$220,198
Restricted cash	389	440
Prepaid income tax	1,123	1,123
Prepaid expenses and other current assets	31,115	39,535
Total current assets	295,515	261,296
NON-CURRENT ASSETS:
Operating lease right-of-use assets	3,722	4,306
Deferred tax assets	3,659	3,336
Long-term prepaid expenses and other assets	6,097	7,049
Total assets	$308,993	$275,987
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,342	$5,892
Accrued expenses and other liabilities	7,680	11,301
Operating lease liabilities - current	2,380	2,411
Total current liabilities	19,402	19,604
NON-CURRENT LIABILITIES
Long-term debt	29,090	28,757
Operating lease liabilities - non-current	1,339	1,882
Total liabilities	49,831	50,243
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 68,342,534 and 61,943,471 shares authorized, issued and outstanding at March 31, 2024 and December 31, 2023, respectively	699	635
Additional paid-in capital	690,222	621,645
Accumulated other comprehensive loss	(16,962)	(16,926)
Accumulated deficit	(414,797)	(379,610)
Total shareholders' equity	259,162	225,744
Total liabilities and shareholders' equity	$308,993	$275,987

COMPASS PATHWAYS PLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three months ended March 31,
	2024	2023
OPERATING EXPENSES:
Research and development	$24,901	$19,035
General and administrative	13,672	12,753
Total operating expenses	38,573	31,788
Loss from operations	(38,573)	(31,788)
OTHER INCOME, NET:
Other income, net	2,388	709
Interest expense	(1,098)	—
Foreign exchange (losses) gains	(783)	2,685
Benefit from R&D tax credit	3,101	4,316
Total other income, net	3,608	7,710
Loss before income taxes	(34,965)	(24,078)
Corporate income tax expense	(222)	(130)
Net loss	$(35,187)	$(24,208)

Net loss per share attributable to ordinary shareholders—basic and diluted	$(0.55)	$(0.57)
Weighted average ordinary shares outstanding—basic and diluted	64,222,178	42,725,863

Net loss	$(35,187)	$(24,208)
Other comprehensive loss:
Foreign exchange translation adjustment	(36)	(578)
Comprehensive loss	$(35,223)	$(24,786)